Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We consent to the incorporation by reference in the registration statement of Equity Corporation International (the "Company") on Form S-4 (File No. 33-92876), of our report dated March 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                               COOPERS & LYBRAND L.L.P.


Houston, Texas
June 12, 1997